Exhibit 22.1

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints James J. Scardino, the true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, to sign on his behalf as a director or officer or both, as the case may be, of CRM Holdings, Ltd.. on Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under the Securities Exchange Act of 1934, as amended, and to sign any or all amendments thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date	Signature

March 19, 2010	/s/ James J. Scardino
James J. Scardino

March 19, 2010	/s/ Joseph F. Taylor
Joseph F. Taylor

March 19, 2010	/s/ Daniel G. Hickey, Sr.
Daniel G. Hickey, Sr.

March 19, 2010	/s/ David M. Birsner
David M. Birsner

March 19, 2010	/s/ Keith S. Hynes
Keith S. Hynes

March 19, 2010	/s/ Charles I. Johnston
Charles I. Johnston

March 19, 2010	/s/ Philip J. Magnarella
Philip J. Magnarella

March 19, 2010	/s/ Salvatore A. Patafio
Salvatore A. Patafio

March 19, 2010	/s/ Louis Rosner
Louis Rosner